Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints O. Joe Caldarelli, Joel A. Littman and Robert A. Fickett, and each of them, his or her true and lawful attorney-in-fact and agent, with full power to each of them to act without any of the others and with full power of substitution and re-substitution, to sign, individually, in the name and on behalf of the undersigned in any and all capacities stated below, the Annual Report on Form 10-K of CPI International Holding Corp. for the fiscal year ended October 2, 2015 and any and all amendments thereto, which amendments may make such changes in such Form 10-K as any such attorney-in-fact may deem appropriate, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ O. JOE CALDARELLI O. Joe Caldarelli	Chief Executive Officer and Director (Principal Executive Officer)	December 10, 2015

/s/ ROBERT A. FICKETT Robert A. Fickett	President, Chief Operating Officer and Director	December 10, 2015

/s/ JOEL A. LITTMAN Joel A. Littman	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	December 10, 2015

/s/ HUGH D. EVANS Hugh D. Evans	Chairman of the Board of Directors	December 10, 2015

/s/ RAMZI M. MUSALLAM Ramzi M. Musallam	Director	December 10, 2015

/s/ JEFFREY P. KELLY Jeffrey P. Kelly	Director	December 10, 2015

/s/ BENJAMIN M. POLK Benjamin M. Polk	Director	December 10, 2015

/s/ MICHAEL J. MEEHAN Michael J. Meehan	Director	December 10, 2015

/s/ Adm LEIGHTON W. SMITH, JR. Admiral Leighton W. Smith, Jr.	Director	December 10, 2015